Exhibit 99.1

For additional information, contact: Joseph Stegmayer Chairman and CEO Phone: 602-256-6263 joes@cavco.com On the Internet: www.cavco.com
FOR IMMEDIATE RELEASE
CAVCO INDUSTRIES REPORTS FISCAL FIRST QUARTER RESULTS
PHOENIX, August 8, 2011 — Cavco Industries, Inc. (NASDAQ: CVCO) today announced financial results for the first quarter of its fiscal year 2012 ended June 30, 2011.
Fleetwood Homes, Inc., a subsidiary owned 50% by Cavco and 50% by Third Avenue Value Fund (TAVFX), completed the acquisition of substantially all of the assets and assumption of certain liabilities of Palm Harbor Homes, Inc. on April 23, 2011. Palm Harbor had been in the business of manufacturing and marketing factory-built housing and providing related consumer financing and insurance products. The aggregate gross purchase price, exclusive of transaction costs, specified liabilities assumed and post-closing adjustments, was $83.9 million. Of the purchase price, approximately $45.3 million was used to retire the debtor-in-possession loan previously made by Fleetwood Homes to Palm Harbor. The purchase price was funded by Fleetwood Homes’ cash on hand along with equal equity contributions from Cavco and Third Avenue. The transaction included the assumption of specified liabilities, including primarily debt facilities of the mortgage subsidiaries and certain warranty obligations.
Included in the purchased assets were five operating factory-built home production facilities, idled factories in nine locations, 49 operating retail locations, one office building, real estate, all related equipment, accounts receivable, customer deposits, inventory, certain trademarks and trade names, intellectual property, and specified contracts and leases. All outstanding shares of CountryPlace Acceptance Corp., Standard Insurance Agency, Inc. and their wholly-owned finance and insurance subsidiaries were also part of the purchase. Regulatory approval of the acquisition of Standard Casualty Co. was received on June 7, 2011, and the purchase was completed on June 10, 2011. The results of the Palm Harbor, CountryPlace and Standard operations have been included in the Consolidated Financial Statements since their respective acquisition dates.
Net sales for the first quarter of fiscal 2012 totaled $98,981,000, up 108% from $47,505,000 for the first quarter of fiscal year 2011.
Net income for the fiscal 2012 first quarter was $17,459,000, compared to $850,000 reported in the same quarter one year ago. Included in net income for the quarter ended June 30, 2011 was a gain on bargain purchase of $18,780,000 resulting from the acquisition of Palm Harbor, as calculated in accordance with FASB Accounting Standards Codification 805, Business Combinations. During the quarter, we incurred $744,000 in acquisition related costs for the purchase of the Palm Harbor Homes assets. We expect to have additional transaction-related expenses during fiscal year 2012. Interest expense of $1,461,000 was recognized during the first quarter of fiscal 2012 since April 23, 2011, primarily related to securitized financings and a mortgage construction lending facility of the finance subsidiaries acquired.
Net income attributable to Cavco stockholders for the fiscal 2012 first quarter was $8,608,000 compared to $518,000 reported in the same quarter one year ago. Net income per share based on basic and diluted weighted average shares outstanding was $1.26 and $1.25, respectively, versus basic and diluted net income per share of $0.08 last year.
Referring to the first fiscal quarter, Joseph Stegmayer, Chairman, President and Chief executive officer, commented, “During this eventful quarter, we closed on the Palm Harbor transaction and continued the associated operations under their new ownership structure. The Palm Harbor businesses are in the process of transition and have already demonstrated resilience post-bankruptcy. Certain streamlining actions have taken place which should improve operating efficiencies and financial performance over time. Work will continue during the next several quarters to integrate the Palm Harbor retail, manufacturing, finance and insurance lines of business for the overall benefit of the Cavco group of companies.”

Mr. Stegmayer continued, “With respect to marketplace conditions, general economic challenges, including low consumer confidence levels, unemployment and underemployment, overall housing sector weakness, and restricted mortgage loan markets continue to impede new home sales activity, even in the affordable housing market in which we operate. However, we believe Cavco’s strategic initiatives during the past two years, including the Fleetwood Homes and Palm Harbor transactions, improve our ability to pursue existing demand while better positioning us to take advantage of future opportunities.”
Cavco’s senior management will hold a conference call to review these results tomorrow, August 9, 2011, at 12:00 noon (Eastern Time). Interested parties can access a live webcast of the conference call on the Internet at www.cavco.com under the Investor Relations link. An archive of the webcast and presentation will be available for 90 days at www.cavco.com under the Investor Relations link.
Cavco Industries, Inc., headquartered in Phoenix, Arizona, designs and produces factory-built housing products primarily distributed through a network of independent and company-owned retailers. We are the second largest producer of HUD code manufactured homes in the United States, based on reported wholesale shipments, marketed under a variety of brand names including Cavco Homes, Fleetwood Homes, and Palm Harbor Homes. The Company is also a leading producer of park model homes, vacation cabins, and systems-built commercial structures; as well as modular homes built primarily under the Nationwide Homes brand. Our mortgage subsidiary, CountryPlace, is an approved Fannie Mae and Ginnie Mae seller/servicer and offers conforming mortgages to purchasers of factory-built and site-built homes. Our insurance subsidiary, Standard, provides property and casualty insurance for owners of manufactured homes.
Certain statements contained in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities and Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. In general, all statements that are not historical in nature are forward-looking. Forward-looking statements are typically included, for example, in discussions regarding the manufactured housing and site-built housing industries; our financial performance and operating results; and the expected effect of certain risks and uncertainties on our business, financial condition and results of operations. All forward-looking statements are subject to risks and uncertainties, many of which are beyond our control. As a result, our actual results or performance may differ materially from anticipated results or performance. Factors that could cause such differences to occur include, but are not limited to: adverse industry conditions; general deterioration in economic conditions and continued turmoil in the credit markets; a write-off of all or part of our goodwill, which could adversely affect operating results and net worth; the cyclical and seasonal nature of our business; limitations on our ability to raise capital; curtailment of available financing in the manufactured housing industry; our contingent repurchase obligations related to wholesale financing; competition; our ability to maintain relationships with retailers; labor shortages; pricing and availability of raw materials; unfavorable zoning ordinances; our ability to successfully integrate Fleetwood Homes, Palm Harbor, and any future acquisition or attain the anticipated benefits of such acquisition; the risk that the acquisition of Fleetwood Homes, Palm Harbor, and any future acquisition may adversely impact our liquidity; expansion of retail and manufacturing businesses and entry into new lines of business, namely manufactured housing consumer finance and insurance, through the Palm Harbor transaction; our participation in certain wholesale financing programs for the purchase of our products by industry retailers may expose us to additional risk of credit loss; together with all of the other risks described in our filings with the Securities and Exchange Commission. Readers are specifically referred to the Risk Factors described in Item 1A of the 2011 Form 10-K, as may be amended from time to time, which identify important risks that could cause actual results to differ from those contained in the forward-looking statements. Cavco expressly disclaims any obligation to update any forward-looking statements contained in this release, whether as a result of new information, future events or otherwise. Investors should not place any reliance on any such forward-looking statements.
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CAVCO INDUSTRIES, INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	June 30,	March 31,
	2011	2011
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$33,537	$76,513
Restricted cash, current	6,541	436
Accounts receivable, net	11,428	6,571
Short-term investments	4,727	—
Current portion of consumer loans receivable, net	20,347	—
Inventories	59,030	16,036
Assets held for sale	9,278	—
Prepaid expenses and other current assets	8,179	2,495
Debtor-in-possession note receivable	—	40,060
Deferred income taxes	6,062	4,720

Total current assets	159,129	146,831

Restricted cash	453	—
Investments	10,806	—
Consumer loans receivable, net	105,804	—
Inventory finance notes receivable, net	18,244	17,759
Property, plant and equipment, net	50,344	35,993
Goodwill and other intangibles, net	83,746	68,859

Total assets	$428,526	$269,442

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$10,851	$3,495
Accrued liabilities	60,829	26,245
Construction lending line	4,782	—
Current portion of securitized financings	11,934	—
Noncontrolling interest note payable	—	36,000

Total current liabilities	88,396	65,740

Securitized financings	87,571	—
Deferred income taxes	10,881	17,214
Redeemable noncontrolling interest	80,843	35,819

Stockholders’ equity:
Preferred stock, $.01 par value; 1,000,000 shares authorized; No shares issued or outstanding	—	—
Common stock, $.01 par value; 20,000,000 shares authorized; Outstanding 6,889,513 and 6,817,606 shares, respectively	69	68
Additional paid-in capital	130,831	129,211
Retained earnings	29,998	21,390
Accumulated other comprehensive loss	(63)	—

Total stockholders’ equity	160,835	150,669

Total liabilities, redeemable noncontrolling interest and stockholders’ equity	$428,526	$269,442

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CAVCO INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	June 30,
	2011	2010
Net sales	$98,981	$47,505
Cost of sales	82,821	41,064

Gross profit	16,160	6,441
Selling, general and administrative expenses	16,990	5,236

(Loss) income from operations	(830)	1,205
Interest expense	(1,461)	—
Other income	360	180
Gain on bargain purchase	18,780	—

Income before income taxes	16,849	1,385
Income tax benefit (expense)	610	(535)

Net income	17,459	850
Less: net income attributable to noncontrolling interest	8,851	332

Net income attributable to Cavco common stockholders	$8,608	$518

Net income per share attributable to Cavco common stockholders:
Basic	$1.26	$0.08

Diluted	$1.25	$0.08

Weighted average shares outstanding:
Basic	6,838,324	6,541,739

Diluted	6,894,380	6,753,265

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CAVCO INDUSTRIES, INC.
OTHER OPERATING DATA
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	June 30,
	2011	2010
Net sales:
Factory-built housing	$92,840	$47,505
Financial services	6,141	—

Total net sales	$98,981	$47,505

Capital expenditures	$1,029	$239

Depreciation	$460	$325

Amortization of other intangibles	$407	$13

Factory-built homes sold:
by Company owned stores	417	30
to independent dealers, builders & developers	1,434	1,286

Total factory-built homes sold	1,851	1,316

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